Exhibit 10.5

SUBSCRIPTION AGREEMENT

PN Med Group Inc.1

San Isidro 250, Depot 618

Santiago, Chile 8240400

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) of a minimum of $12,000,000 (the “Minimum Offering”) and a maximum of $20,000,000 (the “Maximum Offering”) of Units of securities (the “Units”), plus up to an additional $5,000,000 of Units to cover over-allotments, issued by PN Med Group Inc., a Nevada corporation (the “Company”), at a purchase price of $1.00 per Unit (the “Purchase Price”). Each Unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant, substantially in the form of Exhibit A hereto (the “Warrant”), representing the right to purchase one share of Common Stock, exercisable from issuance until five (5) years after the initial Closing of the Offering at an exercise price of $2.00 per share. This subscription is being submitted to you in accordance with and subject to the terms and conditions described in this Agreement, the Confidential and Non-Binding Summary Term Sheet of the Company dated November 27, 2013, relating to the Offering (as the same may be amended or supplemented, the “Term Sheet”), the Confidential Private Placement Memorandum of the Company dated December 6, 2013 (as the same may be amended or supplemented, the “PPM”), and any other Disclosure Materials (as defined below). The minimum subscription is $100,000 (100,000 Units). The Company may accept subscriptions for less than $100,000 in its sole discretion.

The Units being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act.

The Units are being offered and sold in connection with a reverse triangular merger (the “Merger”) between a subsidiary of the Company and Ekso Bionics, Inc., a Delaware corporation (“Ekso”), and certain other transactions, on the terms and conditions described in the PPM, pursuant to which Ekso will become a wholly owned subsidiary of the Company, and all of the outstanding Ekso stock will be converted into shares of the Company’s Common Stock, and Ekso stock options and warrants will be converted into options and warrants to purchase the Company’s Common Stock, as further described in the PPM. Prior to the first Closing (as defined below), the Company intends to change its name to “Ekso Bionics Holdings, Inc.” or another name that reflects its intended new business.

In November 2013, Ekso completed a private placement to accredited investors of $5,000,000 of its senior subordinated secured convertible notes (the “Bridge Notes”). Upon closing of the Merger and the Minimum Offering, (i) the Bridge Notes will convert into 5,000,000 Units, and (ii) the holders of Bridge Notes will also receive warrants to purchase 2,500,000 shares of Common Stock, at an exercise price of $1.00 per share for a term of three (3) years (the “Bridge Warrants”). The aggregate principal amount of Bridge Notes (as defined below) converted upon the Merger will be included in the gross proceeds of the Offering for purposes of meeting the Minimum Offering and the Maximum Offering amounts.

The undersigned acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit B hereto (the “Registration Rights Agreement”).

1 Intended to be renamed Ekso Bionics Holdings, Inc.

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at the offices of Gottbetter & Partners, LLP, at 488 Madison Avenue, New York, New York 10022 (or such other place as is mutually agreed to by the Company and the Placement Agent (as defined below)).

The initial Closing will not occur unless:

a.	funds deposited in escrow as described in Section 2(b) below equal at least the Minimum Offering, and corresponding documentation with respect to such amounts has been delivered by Subscribers as described in Section 2(a) below; and

b.	the Merger shall have been effected (or is simultaneously effected).

Thereafter, the Company may conduct one or more additional Closings for the sale of the Units until the termination of the Offering. Unless terminated earlier by the Company, the Offering shall continue until December 20, 2013, which date may be extended until January 17, 2014, by the Company, without notice to any Subscriber, past, current or prospective.

The PPM, the Term Sheet and any supplement or amendment thereto, and any disclosure schedule or other information document, delivered to the Subscriber prior to Subscriber’s execution of this Agreement, and any such document delivered to the Subscriber after Subscriber’s execution of this Agreement and prior to the Closing of the Subscriber’s subscription hereunder, are collectively referred to as the “Disclosure Materials.”

1.	Subscription. The undersigned Subscriber hereby subscribes to purchase the number of Units set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Subscription Procedure. To complete a subscription for the Units, the Subscriber must fully comply with the subscription procedure provided in this Section on or before the Closing Date.

a.	Subscription Documents. On or before the Closing Date, the Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement, the Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company’s attorneys, Gottbetter & Partners, LLP (“G&P”), at the address set forth under the caption “How to subscribe for Units in the private offering of PN Med Group Inc.” below. Executed documents may be delivered to G&P by facsimile or electronic mail (e-mail), if the Subscriber delivers the original copies of the documents to G&P as soon as practicable thereafter.

b.	Purchase Price. Simultaneously with the delivery of the Subscription Documents to G&P as provided herein, and in any event on or prior to the Closing Date, the Subscriber shall deliver to CSC Trust Company of Delaware, in its capacity as escrow agent (the “Escrow Agent”), the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Units in the private offering of PN Med Group Inc.” below. Such funds will be held for the Purchaser’s benefit and will be returned promptly, without interest or offset, if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing as defined herein.

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c.	Company Discretion. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected in whole, or the offering of Units is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.	Placement Agent. Gottbetter Capital Markets, LLC, a broker-dealer licensed with the FINRA, has been engaged on an exclusive basis as placement agent (the “Placement Agent”) for the Offering on a reasonable best efforts basis. The Placement Agent will be paid at closing a cash commission of 10% (or 2% in the case of certain named investors) of funds raised from investors introduced to the Offering by it and will receive warrants to purchase a number of shares of Common Stock equal to 10% (or 2% in the case of certain named investors) of the number of Units sold in the Offering to investors introduced to the Offering by it, with a term of five (5) years and at an exercise price of $1.00 per share (the “Placement Agent Warrants”). In connection with the sale of the Bridge Notes, Ekso paid the Placement Agent and its sub-agent, a cash commission of 10% of the funds raised and agreed to cause the Company issue to them, upon the closing of the Merger and the Minimum Offering, warrants to purchase a number of shares of the Company’s common stock equal to 10% of the number of shares of Common Stock into which the Bridge Notes will convert at the closing of the Minimum Offering, with a term of five (5) years, at an exercise price of $1.00 per share (the “Bridge Placement Agent Warrants”). The Placement Agent will be paid an additional cash commission of 5% of funds received by the Company from the exercise of Bridge Warrants (as defined in the PPM) and Warrants issued to investors introduced by it resulting from a solicitation of the exercise of such warrants by the Company. Any sub-agent of the Placement Agent that introduced investors to the Bridge Notes or introduces investors to the Offering will be entitled to share in the cash fees and warrants attributable to those investors as described above, pursuant to the terms of an executed sub-agent agreement).

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber the following:

a)	Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below. Each subsidiary of the Company, after giving effect to the Merger, is identified on Schedule 4a attached hereto. (For purposes of the representations and warranties contained in this Section 4, the term “Subsidiary” as applied to the Company includes Ekso and its subsidiaries on a pro forma basis giving effect to the Merger.

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b)	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants, the Registration Rights Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the shares of Common Stock contained in the Units (the “Shares”) and the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c)	Capitalization. The authorized capital stock of the Company currently consists of 75,000,000 shares of Common Stock and no shares of preferred stock, and prior to the Merger, the authorized capital stock of the Company will consist of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. As of the date hereof the Company has 6,350,000 shares of Common Stock issued and outstanding. All of the outstanding shares of Common Stock and of the stock of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. After giving effect to the Merger: (i) no shares of capital stock of the Company or any of its Subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) no shares of capital stock of the Company or any of its Subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (iii) there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, in each case, other than as set forth under “Pro Forma Capitalization” in the PPM, (iv) there will be no outstanding debt securities other than indebtedness as set forth in Schedule 4n, (v) other than pursuant to the Registration Rights Agreement, there will be no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, and (vi) there will be no outstanding registration statements, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vii) except as provided in this Agreement, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Units as described in this Agreement; (viii) no co-sale right, right of first refusal or other similar right exists with respect to the Units (or will exist with respect to the Warrant Shares) or the issuance and sale thereof; and (ix) the issue and sale of the Units (and the Warrant Shares) will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. Immediately after giving effect to the Merger and the Closing of the Minimum Offering or the Maximum Offering, the pro forma outstanding capitalization of the Company will be as set forth under “Pro Forma Capitalization” in the PPM. Upon request, the Company will make available to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

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d)	Issuance of Securities. The Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free from all taxes, liens and charges with respect to the issue thereof. Upon issuance of the Warrant Shares upon exercise of the Warrants, against payment therefor and in accordance with the terms of the Warrants, the Warrant Securities will be duly issued, fully paid and nonassessable, and will be free from all taxes, liens and charges with respect to the issue thereof.

e)	No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its Subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of any term of or in default under its constitutive documents. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any Subsidiary. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Except as set forth on Schedule 4e, neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

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f)	Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company or any of its Subsidiaries to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

g)	Acknowledgment Regarding Subscriber’s Purchase of the Units. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s purchase of the Units (and the Warrant Shares). The Company further represents to the Subscribers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

h)	No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

i)	No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units or the securities contained therein under the Securities Act or cause this offering of the Units or the securities contained therein to be integrated with prior offerings by the Company for purposes of the Securities Act.

j)	Employee Relations. Neither Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any Subsidiary is party to any collective bargaining agreement. The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company and its Subsidiaries’ relationship with their respective employees is good.

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k)	Intellectual Property Rights. Except as set forth on Schedule 4k, the Company and its Subsidiaries own or possess all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for such conflicts that would not result in a Material Adverse Effect. Neither Company nor any Subsidiary has received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

l)	Environmental Laws.

(i)	The Company and each Subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)	To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

(iii)	The Company and its Subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance with all terms and conditions of any such permit, license or approval.

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m)	Permits; FDA Compliance. The Company and its Subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The conduct of business by the Company complies, and at all times has substantially complied, in all material respects with the Federal Food, Drug and Cosmetic Act (the “FDCA”) and similar federal, state and foreign laws applicable to the evaluation, testing, manufacturing, distribution, advertising and marketing of each of the Company’s medical device products, in whatever stage of development or commercialization except to the extent that the failure to so comply would not have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof, neither the United States Food and Drug Administration (the “FDA”) nor any comparable regulatory authority or governmental agency is considering limiting, suspending or revoking any such Permit or changing the marketing classification or labeling of the products of the Company or any of its Subsidiaries. To the knowledge of the Company, there is no false or misleading information or material omission in any product application or other submission by the Company or any of its Subsidiaries to the FDA or any comparable regulatory authority or governmental agency. The Company or its Subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect. To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company or any of its Subsidiaries is in compliance in all material respects with all Permits insofar as they pertain to the manufacture of product components or products for the Company. The Company and its Subsidiaries have not received any Form FDA-483, notice of adverse finding, FDA warning letter, notice of violation or “untitled letter,” notice of FDA action for import detention or refusal, or any other notice from the FDA or other governmental agency alleging or asserting noncompliance with any applicable laws or Permits. The Company and its Subsidiaries are not subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter or other notice, response or commitment made to or with the FDA or any comparable regulatory authority or governmental agency. The Company and its Subsidiaries have made all notifications, submissions and reports required by the FDCA or similar federal, state and foreign laws, except to the extent that the failure to make such notifications, submission or reports would not have a Material Adverse Effect.

n)	Title. Neither the Company nor any of its Subsidiaries owns any real property. Except as set forth on Schedule 4n, each of the Company and its Subsidiaries has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 4n, with respect to properties and assets it leases, each of the Company and its Subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

o)	No Material Adverse Breaches, etc. Neither Company nor any Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither Company nor any Subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

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p)	Tax Status. The Company and each Subsidiary has made and filed (taking into account any valid extensions) all material federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

q)	Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

r)	Rights of First Refusal. Except as set forth on Schedule 4e, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

s)	Reliance. The Company acknowledges that the Subscriber is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Units. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

t.	Brokers’ Fees. Except as set forth on Schedule 4t, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agent as described below

u.	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

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5.	Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company the following:

a.	The Subscriber, its advisers, if any, and its designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of Units and the tax consequences of the investment, and have the ability to bear the economic risks of the investment.

b.	The Subscriber is acquiring the Units, and upon exercise of the Warrants, the Warrant Shares, for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Subscriber understands and acknowledges that the Units, the Shares and the Warrants have not been, and the Warrant Shares will not be, registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Units, the Shares, the Warrants or the Warrant Shares. The Subscriber understands and acknowledges that the offering of the Units pursuant to this Agreement will not be registered under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c.	The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Subscriber, and Subscriber shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Subscriber resides in the jurisdiction set forth on the Subscriber’s Omnibus Signature Page affixed hereto.

d.	The Subscriber (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

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e.	The Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities.

f.	The Subscriber understands that no public market now exists, and there never will be a public market for, the Units, that a limited public market for the Company’s Common Stock exists and that there can be no assurance that an active public market for the Common Stock will exist or continue to exist.

g.	The Subscriber, its advisers, if any, and its designated representatives, if any, have received and reviewed information about the Company, including all Disclosure Materials, and have had an opportunity to discuss the Company’s business, management and financial affairs with its management. The Subscriber understands that such discussions, as well as any Disclosure Material provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Subscriber understands and represents that it is purchasing the Units notwithstanding the fact that the Company may disclose in the future certain material information the Subscriber has not received, including (without limitation) financial statements of the Company and or Ekso for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the Securities and Exchange Commission, that it is not relying on any such information in connection with its purchase of the Units and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Units of any such information. Each Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

h.	As of the Closing, all actions on the part of Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Subscriber, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

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i.	Subscriber represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Subscriber is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Subscriber”). The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Subscriber consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to comply with applicable U.S. antimony laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Subscriber is a financial institution that is subject to the USA Patriot Act, the Subscriber represents that it has met all of its obligations under the USA Patriot Act. The Subscriber acknowledges that if, following its investment in the Company, the Company reasonably believes that the Subscriber is a Prohibited Subscriber or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to transfer the Shares, Warrants and/or the Warrant Shares. The Subscriber further acknowledges that the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

j.	The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

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k.	The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Units and could afford complete loss of such investment.

l.	The Subscriber is not subscribing for Units as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

m.	The Subscriber acknowledges that U.S. federal or state agency or any other government or governmental agency has passed upon the Units, the Shares, the Warrants or the Warrant Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

n.	The Subscriber agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

o.	All of the information that the Subscriber has heretofore furnished or which is set forth herein is correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Subscriber will immediately furnish revised or corrected information to the Company.

p.	(For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6.	Transfer Restrictions. The Subscriber acknowledges and agrees as follows:

a.	The Units, the Shares, the Warrants and the Warrant Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(2) thereof; the Company does not currently intend to register the Units, the Shares, the Warrants or the Warrant Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Units, the Shares, the Warrants and the Warrant Shares.

b.	The Subscriber understands that there are substantial restrictions on the transferability of the Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) that the certificates representing the Securities shall bear a restrictive legend in substantially the following form (or in the case of the Warrants, as shown on the form of Warrant attached hereto) (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (a) such Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Securities is being made pursuant to an exemption from such registration and that the Securities, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.

c.	Each Subscriber understands that prior to the Merger, the Company will be a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that upon the filing of a Current Report on Form 8-K reporting the consummation of the Merger and the Transactions and otherwise containing Form 10 information discussed below, the Company will cease to be a shell company. Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

7.	Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, the Placement Agents and any other broker, agent or finder engaged by the Company for the Offering, and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Subscriber’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber, contained herein or in any other document delivered by the Subscriber in connection with this Agreement.

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8.	Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or the Placement Agent at least three business days prior to the Closing on such subscription. The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.	Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought to be enforced.

10.	Immaterial Modifications to the Registration Rights Agreement. The Company may, at any time prior to the initial Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Subscriber.

11.	Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, with a copy to Gottbetter & Partners, LLP, 488 Madison Ave., 12th Fl., New York, NY 10022, Attention: Adam S. Gottbetter, Esq., facsimile +1-212-400-6901, or (b) if to the Subscriber, at the address set forth on the Omnibus Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12.	Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Units, the Shares, the Warrants or the Warrant Shares shall be made only in accordance with all applicable laws.

13.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

14.	Submission to Jurisdiction; Waiver of Trial by Jury. Each party to this Agreement (a) submits to the exclusive jurisdiction of any state or federal court located in New York County in the State of New York having subject matter jurisdiction in any action or proceeding arising out of or relating to this Agreement, (b) agrees that any dispute or controversy concerning, arising out of or relating to this Agreement may be heard and determined in any such court, and (c) shall not bring any action or proceeding concerning, arising out of or relating to this Agreement in any other court. Each party to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Any party to this Agreement may make service on another party hereto by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in this Agreement. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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15.	Blue Sky Qualification. The purchase of Units under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

16.	Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.	Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, including, without limitation, the Disclosure Materials, was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the Company about or belonging to third parties. The Subscriber understands that the Company may rely on Subscriber’s agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act of 1933 as set forth in Rule 100(a)(b)(2)(ii) of Regulation FD. In addition, the Subscriber acknowledges that it is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company.

18.	Anti-Dilution. The Shares shall have anti-dilution protection such that if within twenty-four (24) months after the final Closing of the Offering the Company shall issue Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share, or with an exercise or conversion price per share, less than the Purchase Price, the Subscriber shall be entitled to receive from the Company (for no additional consideration) additional Shares in an amount such that, when added to the number of Shares purchased by Subscriber under this Agreement, will equal the number of Shares that the Subscriber’s Purchase Price for the Shares set forth on the Subscriber’s signature page hereof would have purchased at the Adjusted Price (as defined below). The “Adjusted Price” shall be a price (calculated to the nearest cent) determined by multiplying the Adjusted Price per share in effect immediately prior to such issue (which, for avoidance of doubt, shall be $1.00 prior to the first such issue) by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Adjusted Price; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section, all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

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“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the first Closing of the Offering (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding as of immediately following the Merger and the first Closing; (ii) shares of Common Stock issued or issuable upon conversion of the Warrants, the Bridge Warrants, the Placement Agent Warrants or the Bridge Placement Agent Warrants; (iii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock relating to any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction effected in such a way that there is no change of control of the Company; (iv) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company, including but not limited to, the Company’s equity incentive plan; (v) shares of Common Stock issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, but not including a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (v) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings, lease arrangements or similar transactions, in each case approved by a majority of disinterested directors of the Company, and in the aggregate not exceeding ten percent (10%) of number of shares of Common Stock outstanding at any time.

19.	Miscellaneous.

a.	This Agreement, together with the Registration Rights Agreement and the Warrant, constitute the entire agreement between the Subscriber and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.	The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Common Stock and the Warrants contained in the Units for a period of twelve (12) months following the Closing Date.

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c.	Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d.	This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

e.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

f.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g.	The Subscriber understands and acknowledges that there may be multiple Closings for the Offering.

h.	The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

20.	Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

21.	Public Disclosure. Neither the Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

22.	Potential Conflicts. Adam S. Gottbetter is the owner of Gottbetter Capital Group, Inc., Gottbetter & Partners, LLP, and the Placement Agent. Gottbetter Capital Group or another affiliate of Mr. Gottbetter may now or hereafter own shares of the Company. Gottbetter & Partners, LLP, is counsel to the Company and has represented the Company in the proposed transaction, for which it will receive legal fees in accordance with an executed retainer agreement. The Placement Agent will receive a fee and warrants as described above pursuant to an executed agreement.

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EKSO BIONICS HOLDINGS, INC.

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the 15th day of January, 2014.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Pedro Perez Niklitschek
Name:	Pedro Perez Niklitschek
Title:	Chief Executive Officer

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How to subscribe for Units in the private offering of

PN Med Group Inc. (intended to be renamed Ekso Bionics Holdings, Inc.):

1.	Date and Fill in the number of Units being purchased and complete and sign the Omnibus Signature Page.

2.	Initial the Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Complete and sign the Anti-Money Laundering Information Form.

5.	Fax or email all forms and then send all signed original documents to:

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Facsimile Number:  (212) 400-6901

Telephone Number:  (212) 400-6900

Attn:  Camille Maiorano-Ortiz

E-mail Address:  cmo@gottbetter.com

6.	If you are paying the Purchase Price by check, a [certified or other bank] check for the exact dollar amount of the Purchase Price for the number of Units you are purchasing should be made payable to the order of “CSC Trust Company of Delaware, as Escrow Agent for PN MED GROUP INC., ACCT #79-2033” and should be sent directly to CSC Trust Company of Delaware, 2711 Centerville Road, One Little Falls Centre, Wilmington, DE 19808, Attn: Alan R. Halpern.

7.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Units you are purchasing according to the following instructions:

Bank:	PNC Bank 300 Delaware Avenue Wilmington, DE 19899
ABA Routing #:	031100089
SWIFT CODE:	PNCCUS33
Account Name:	CSC Trust Company of Delaware
Account #:	5605012373
Reference:	“FFC: PN Med Group Inc. Escrow; 79-2033 – [insert Subscriber’s name]”
CSC Contact:	Alan R. Halpern

Thank you for your interest,

PN Med Group Inc.

PN MED GROUP INC. (intended to be renamed EKSO BIONICS HOLDINGS, INC.)

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________ ___,1 2013 (the “Subscription Agreement”), between the undersigned, PN Med Group Inc., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned and (iii) purchase the Units of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Units from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled “Representations and Warranties of the Subscriber” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement and the Registration Rights Agreement.

Dated: _______________________, 2014

	X	$1.00	=	$
Number of Units		Purchase Price per Unit		Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

1 Will reflect the Closing Date. Not to be completed by Subscriber.

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PN MED GROUP INC. (intended to be renamed EKSO BIONICS HOLDINGS, INC.)

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)

Initial _______	I have had an annual gross income for the past two years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Ekso Bionics, Inc.

For Non-Individual Investors (Entities)

(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

PN MED GROUP INC. (intended to be renamed EKSO BIONICS HOLDINGS, INC.)

Investor Profile
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:
Joint Party Date of Birth:	Investment Experience (Years):
Annual Income:	Liquid Net Worth:
Net Worth*:

Tax Bracket:	_____ 15% or below _____ 25% - 27.5% _____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone:	Home Fax:	Home Email:

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone:	Bus. Fax:	Bus. Email:

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address: ________________________________________

Section C – Form of Payment – Check or Wire Transfer

____ Check payable to CSC Trust Company of Delaware, as Escrow Agent for PN Med Group Inc.

____ Wire funds from my outside account according to Section 1(a) of the Securities Purchase Agreement.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ____

Investor Signature	Date

*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:

LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:

YEARLY INCOME:

NET WORTH:	*

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S):

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

(Circle one or more)

Signature:

Print Name:

Title (if applicable):

Date: